Exhibit 99.1

CONTACT: David Foy (203) 458-5850

WHITE MOUNTAINS REPORTS ADJUSTED BOOK VALUE PER SHARE OF $666

HAMILTON, Bermuda (October 29, 2014) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported an adjusted book value per share of $666 at September 30, 2014, essentially break-even for the third quarter of 2014 and up 3.8% for the first nine months of 2014, including dividends.

Ray Barrette, Chairman and CEO, commented, “It was a flat quarter.  Investment returns were lackluster as a small gain in bonds was offset by a loss in equities and a $7 per share loss from currency.  OneBeacon had a solid quarter with a 95% combined ratio and is on track to close the runoff sale in the fourth quarter.  Sirius Group results continue to be excellent as they reported a 79% combined ratio.  BAM’s insured portfolio topped $10 billion of par outstanding, although pricing remains below target.  In October, we completed a majority investment in TRANZACT, a company that provides end-to-end customer acquisition solutions to the insurance sector.  Between our investments in insurance services and share repurchases, we have deployed over $300 million so far this year.”

Adjusted comprehensive loss was $13 million in the third quarter of 2014 compared to adjusted comprehensive income of $104 million in the third quarter of last year. Adjusted comprehensive income was $143 million in the first nine months of 2014 compared to $212 million in the first nine months of last year. Net income attributable to common shareholders was $52 million in the third quarter and $243 million in the first nine months of 2014, compared to $57 million and $204 million in the third quarter and first nine months of last year.

OneBeacon

OneBeacon’s book value per share was flat in the third quarter and increased 6.7% for the first nine months of 2014, including dividends. OneBeacon’s GAAP combined ratio was 95% for the third quarter of 2014 compared to 96% for the third quarter of last year, while the GAAP combined ratio was 94% for the first nine months of 2014 compared to 93% for the first nine months of last year. Unfavorable loss reserve development contributed 2 points to the combined ratio in both the third quarter and first nine months of 2014 compared to one point and zero points in the third quarter and first nine months of last year.

Mike Miller, CEO of OneBeacon, said, “Our book value was unchanged in the quarter, driven by flat investment returns.  Our 95% combined ratio reflects continued strong underwriting results for most of our business units.  Through nine months, book value increased 7% due to solid underwriting and investments results.  We remain focused on closing the runoff sale during the fourth quarter.”

Net written premiums were $346 million in the third quarter and $953 million in the first nine months of 2014, increases of 10% and 15% from last year. After adjusting for increases of $6 million and $71 million in net written premiums related to OneBeacon's newer Programs, Crop and Surety businesses, premiums grew 9% and 7% for the third quarter and first nine months of 2014.

Sirius Group

Sirius Group’s GAAP combined ratio was 79% for the third quarter of 2014 compared to 89% for the third quarter of last year, while the GAAP combined ratio was 78% for the first nine months of 2014 compared to 83% for the first nine months of last year. The combined ratios for the 2014 periods benefited from lower catastrophe losses compared to the 2013 periods. The third quarter of 2014 included 6 points ($15 million) of catastrophe losses, including $4 million from hurricane Odile and $4 million from hailstorms in Bulgaria, compared to 14 points ($31 million) of catastrophe losses in the third quarter of last year, primarily from hailstorm losses in Germany. The first nine months of 2014 included 4 points ($29 million) of catastrophe losses compared to 11 points ($68 million) in the first nine months of last year. Favorable loss reserve development was 8 points ($19 million) and 5 points ($35 million) in the third quarter and first nine months of 2014 and was primarily due to reductions in property loss reserves, including reductions for prior period catastrophe losses, compared to 7 points ($15 million) and 4 points ($26 million) in the third quarter and first nine months of 2013.

Allan Waters, CEO of Sirius Group, said, “Our 78% combined ratio for the first nine months benefited from relatively modest catastrophe losses and our disciplined approach to reserving. Despite a difficult market environment, written premiums exceed prior year for both the quarter and nine months, reflecting the strength of our long-term partnerships across the globe. Sirius Group’s adjusted book value grew 6% over the first nine months, which was reduced by three points from the unfavorable effects of foreign exchange as the dollar rallied 12% against the Swedish krona this year through September 30.”

In the third quarter of 2014, gross written premiums increased 10% to $261 million and net written premiums increased 11% to $218 million, primarily reflecting increases in the accident and health, other property and aviation lines, somewhat offset by a decrease in property catastrophe excess business. In the first nine months of 2014, gross and net written premiums of $952 million and $738 million grew slightly when compared to the first nine months of last year, as increases in the accident and health, other property and aviation lines were offset by decreases in property catastrophe excess and trade credit business.

HG Global/BAM

In the third quarter of 2014, BAM insured $1.9 billion of municipal bonds, $1.8 billion of which were in the primary market, up more than 60% from the third quarter of last year. As of September 30, 2014, BAM’s total claims paying resources were $581 million on total insured par (including policies priced but not yet closed) of $10.3 billion.

HG Global reported pre-tax income of $4 million and $13 million in the third quarter and first nine months of 2014 compared to pre-tax income of $11 million and $28 million in the third quarter and first nine months of last year. The decrease in both periods was driven by lower interest income on the BAM surplus notes. White Mountains reported $13 million and $30 million of GAAP pre-tax losses relating to BAM in the third quarter and first nine months of 2014 compared to GAAP pre-tax losses of $15 million and $60 million in the third quarter and first nine months of last year.  Lower interest accruals on the surplus notes led to lower losses in both periods, while better results from BAM’s investment portfolio also contributed to the nine-month improvement. BAM’s affairs are managed on a statutory accounting basis, and it does not report stand-alone GAAP financial results. BAM’s statutory net loss was $8 million in the third quarter of 2014 and $8 million in the third quarter of last year. As a mutual insurance company that is owned by its members, BAM’s results do not affect White Mountains’s adjusted book value per share. However, White Mountains is required to consolidate BAM’s results in its GAAP financial statements and its results are attributed to non-controlling interests.

Bob Cochran, Chairman of BAM, said, “BAM insured $1.8 billion of new-issue municipal bonds in the third quarter, up more than 60% from the same period in 2013. That growth came in a new-issue municipal bond market characterized by low interest rates, tight credit spreads and challenging insurance pricing and reflected the increased use of BAM’s guaranty by issuers and investors seeking higher-rated bonds and lower overall borrowing costs. Investor confidence in BAM was solidified in August, when Standard & Poor's affirmed our AA/Stable financial-strength rating, citing in particular the company’s ‘extremely strong capital adequacy and very strong competitive position’, as demonstrated by the ability ‘to capture a significant share of the insured U.S. municipal market.’”

Cochran continued, “Demand for insurance strengthened in the overall market as well as in BAM’s target market of small- and medium-sized issuers, where investors find particular value in BAM’s efforts to improve financial transparency and disclosure through the publication of Obligor Disclosure Briefs, which summarize the key credit terms of every transaction BAM insures. Industry-wide, through the first three quarters of 2014, more than 60% of all transactions in the single-A and triple-B rating categories with par value below $25 million have been sold with insurance, up from 37% in the same period of 2013.”

Other Operations

White Mountains’s Other Operations segment reported a pre-tax loss of $32 million and $40 million in the third quarter and first nine months of 2014, compared to $8 million and $9 million of pre-tax income in the third quarter and first nine months of last year.

White Mountains’s Other Operations segment reported net realized and unrealized investment losses of $10 million in the third quarter and net realized and unrealized investment gains of $32 million in the first nine months of 2014, compared to net realized and unrealized investment gains of $33 million and $61 million in the third quarter and first nine months of last year. WM Life Re reported $3 million and $5 million of losses in the third quarter and in the first nine months of 2014 compared to $7 million and $16 million of losses in the third quarter and first nine months of last year. The Other Operations segment also included a gain of $11 million in the first nine months of last year from increases in the value of White Mountains’s investment in Symetra warrants prior to their exercise in June 2013.

Investment in Symetra Common Shares

During the third quarter and first nine months of 2014, White Mountains recorded $6 million and $32 million in equity in earnings from its investment in Symetra’s common shares, which increased the value used in the calculation of White Mountains’s adjusted book value per share to $19.42 per Symetra common share at September 30, 2014. This compares to Symetra’s quoted stock price of $23.33 and Symetra’s book value per common share (excluding unrealized gains (losses) from its fixed maturity portfolio) of $21.26.

Investment Activities

The GAAP total return on invested assets was -1.0% and 1.6 % for the third quarter and first nine months of 2014, which included 1.1% and 1.2% of currency losses.  This compared to a return of 1.9% and 2.5% for the third quarter and first nine months of last year, which included 0.6% and 0.0% of currency gains.

Manning Rountree, President of White Mountains Advisors, said, “The total portfolio was down 1.0% for the quarter, driven by currency and equity losses. This is a mediocre result on an absolute and relative basis.  In local currencies, our fixed income portfolio had a positive 0.3% return in a flat quarter for the Barclay's Intermediate Aggregate Index.  We continue to maintain a short and safe fixed income portfolio.  Our risk asset portfolio (equities, convertibles, alternatives) returned -1.4%, hurting our total return for the quarter, although our allocation to risk assets has added to our total return YTD through the third quarter.  Motivated by valuation, we continued to trim our exposure to risk assets in the quarter.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

Regulation G

This earnings release includes two non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures. White Mountains believes these measures to be more relevant than comparable GAAP measures in evaluating White Mountains’s financial performance.

Adjusted book value per share is a non-GAAP financial measure which is derived by expanding the calculation of GAAP book value per share to exclude equity in net unrealized gains (losses) from Symetra’s fixed maturity portfolio, net of applicable taxes, from book value. In addition, the number of common shares outstanding used in the calculation of adjusted book value per White Mountains's common share are adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. The reconciliation of adjusted book value per share to GAAP book value per share is included on page 7.

Adjusted comprehensive income (loss) is a non-GAAP financial measure that excludes the change in equity in net unrealized gains (losses) from Symetra’s fixed maturity portfolio, net of applicable taxes, from comprehensive income (loss) attributable to White Mountains’s common shareholders. The reconciliation of adjusted comprehensive income (loss) to GAAP comprehensive income (loss) attributable to White Mountains’s common shareholders is included on page 8.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•	change in adjusted book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of its business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•	the risks associated with Item 1A of White Mountains’s 2013 Annual Report on Form 10-K;

•	claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position;

•	recorded loss reserves subsequently proving to have been inadequate;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch; and

•	other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	September 30, 2014	December 31, 2013	September 30, 2013
Assets
Fixed maturity investments	$4,785.5	$5,030.5	$4,914.0
Short-term investments	834.9	635.9	648.0
Common equity securities	986.1	1,156.8	1,110.7
Convertible fixed maturity investments	48.9	80.5	84.8
Other long-term investments	320.9	288.9	300.0
Total investments	6,976.3	7,192.6	7,057.5

Cash	543.5	382.8	411.0
Reinsurance recoverable on paid and unpaid losses	457.9	453.5	434.8
Insurance and reinsurance premiums receivable	677.8	518.9	684.9
Funds held by ceding entities	123.9	106.3	101.1
Investments in unconsolidated affiliates	413.5	321.4	331.7
Deferred acquisition costs	204.4	174.7	188.2
Deferred tax asset	439.1	512.1	555.5
Ceded unearned insurance and reinsurance premiums	114.3	92.4	116.4
Accounts receivable on unsettled investment sales	39.0	12.1	38.2
Other assets	499.4	497.4	431.0
Assets held for sale	1,699.2	1,880.1	1,957.2
Total assets	$12,188.3	$12,144.3	$12,307.5

Liabilities
Loss and loss adjustment expense reserves	$3,022.9	$3,079.3	$3,108.1
Unearned insurance and reinsurance premiums	1,089.5	901.4	1,010.3
Debt	678.1	676.4	676.3
Deferred tax liability	303.0	356.2	329.6
Ceded reinsurance payable	134.0	71.9	153.6
Funds held under insurance and reinsurance contracts	132.2	127.1	89.1
Accounts payable on unsettled investment purchases	76.0	20.5	28.1
Other liabilities	554.6	634.0	668.0
Liabilities held for sale	1,699.2	1,880.1	1,957.2
Total liabilities	7,689.5	7,746.9	8,020.3

Equity
White Mountains’s common shareholders’ equity
White Mountains’s common shares and paid-in surplus	1,036.9	1,051.1	1,046.6
Retained earnings	2,961.5	2,802.3	2,684.4
Accumulated other comprehensive income (loss), after tax:
Equity in net unrealized gains (losses) from investments in Symetra common shares	19.1	(40.4)	(23.5)
Net unrealized foreign currency translation (losses) gains	(11.9)	88.4	93.5
Pension liability and other	4.5	4.1	(11.0)
Total White Mountains’s common shareholders’ equity	4,010.1	3,905.5	3,790.0

Non-controlling interests
Non-controlling interest - OneBeacon Ltd.	275.6	273.7	263.3
Non-controlling interest - SIG Preference Shares	250.0	250.0	250.0
Non-controlling interest - HG Global	18.0	16.6	16.6
Non-controlling interest - BAM	(114.3)	(97.6)	(80.7)
Non-controlling interest - other	59.4	49.2	48.0
Total non-controlling interests	488.7	491.9	497.2
Total equity	4,498.8	4,397.4	4,287.2
Total liabilities and equity	$12,188.3	$12,144.3	$12,307.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
Book value per share numerators (in millions):

White Mountains’s common shareholders’ equity - book value per share numerator (1)	$4,010.1	$4,105.5	$3,905.5	$3,790.0
Equity in net unrealized losses (gains) from Symetra’s fixed maturity portfolio, net of applicable taxes	(19.1)	(29.0)	40.4	23.5
Adjusted book value per share numerator (1)	$3,991.0	$4,076.5	$3,945.9	$3,813.5

Book value per share denominators (in thousands of shares):

Common shares outstanding - book value per share denominator (1)	6,028.3	6,150.5	6,176.7	6,176.7
Unearned restricted common shares	(31.7)	(38.1)	(33.0)	(41.2)
Adjusted book value per share denominator (1)	5,996.6	6,112.4	6,143.7	6,135.5

Book value per share	$665.22	$667.51	$632.30	$613.60
Adjusted book value per share	$665.55	$666.92	$642.27	$621.56

(1) Excludes out-of-the-money stock options.

	September 30, 2014	June 30, 2014	December 31, 2013	September 30, 2013
	YTD	YTD	YTD	YTD

Growth in adjusted book value per share, including dividends	3.8%	4.0%	9.5%	5.9%

Dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Earned insurance and reinsurance premiums	$538.6	$500.4	$1,535.6	$1,493.3
Net investment income	24.7	27.3	78.1	84.5
Net realized and unrealized investment gains	20.8	28.2	198.5	66.1
Other revenue	5.3	18.2	8.3	46.9

Total revenues	589.4	574.1	1,820.5	1,690.8
Expenses:
Loss and loss adjustment expenses	289.1	278.3	801.1	797.2
Insurance and reinsurance acquisition expenses	105.3	106.7	299.3	281.0
Other underwriting expenses	81.0	80.4	244.3	244.0
General and administrative expenses	69.2	41.3	189.4	124.0
Accretion of fair value adjustment to loss and lae reserves	.1	.2	.5	1.5
Interest expense	10.3	11.9	30.4	32.4

Total expenses	555.0	518.8	1,565.0	1,480.1

Pre-tax income from continuing operations	34.4	55.3	255.5	210.7

Income tax expense	(7.8)	(8.2)	(62.0)	(49.2)

Net income from continuing operations	26.6	47.1	193.5	161.5

Net income from discontinued operations, net of tax	6.7	.4	8.8	4.8

Income before equity in earnings of unconsolidated affiliates	33.3	47.5	202.3	166.3

Equity in earnings of unconsolidated affiliates, net of tax	7.0	8.6	33.3	24.9

Net income	40.3	56.1	235.6	191.2
Net loss attributable to non-controlling interests	11.2	1.1	7.1	12.7

Net income attributable to White Mountains’s common shareholders	51.5	57.2	242.7	203.9

Comprehensive (loss) income, net of tax:
Change in equity in net unrealized (losses) gains from investments in Symetra common shares, net of tax	(9.9)	(7.2)	59.5	(81.2)
Change in foreign currency translation, pension liability and other	(64.3)	46.6	(100.0)	8.4

Comprehensive (loss) income	(22.7)	96.6	202.2	131.1
Comprehensive loss (income) attributable to non-controlling interests	.1	(.1)	.1	(.1)
Comprehensive (loss) income attributable to White Mountains’s common shareholders	(22.6)	96.5	202.3	131.0

Change in equity in net unrealized losses (gains) from Symetra’s fixed maturity portfolio, net of applicable taxes	9.9	7.2	(59.5)	81.2

Adjusted comprehensive (loss) income	$(12.7)	$103.7	$142.8	$212.2

Income per share attributable to White Mountains’s common shareholders
Basic income per share
Continuing operations	$7.35	$9.20	$38.07	$32.05
Discontinued operations	1.10	.06	1.43	.78
Total consolidated operations	$8.45	$9.26	$39.50	$32.83

Diluted income per share
Continuing operations	$7.35	$9.20	$38.07	$32.05
Discontinued operations	1.10	.06	1.43	.78
Total consolidated operations	$8.45	$9.26	$39.50	$32.83

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2014			HG Global/BAM
	OneBeacon	Sirius Group	HG Global	BAM	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$305.4	$231.4	$.4	$.1	$1.3	$538.6
Net investment income	10.4	9.8	.4	1.4	2.7	24.7
Net investment income (loss) - surplus note interest	—	—	3.9	(3.9)	—	—
Net realized and unrealized investment (losses) gains	(16.0)	49.1	(.5)	(1.4)	(10.4)	20.8
Other revenue - foreign currency translation losses	—	(22.7)	—	—	—	(22.7)
Other revenue	1.3	(.1)	—	.2	26.6	28.0

Total revenues	301.1	267.5	4.2	(3.6)	20.2	589.4
Expenses:
Loss and loss adjustment expenses	185.2	103.6	—	—	.3	289.1
Insurance and reinsurance acquisition expenses	54.6	50.1	—	.5	.1	105.3
Other underwriting expenses	51.2	29.7	—	.1	—	81.0
General and administrative expenses	2.4	6.2	.4	8.9	51.3	69.2
Accretion of fair value adjustment to loss and lae reserves	—	.1	—	—	—	.1
Interest expense	3.2	6.6	—	—	.5	10.3

Total expenses	296.6	196.3	.4	9.5	52.2	555.0

Pre-tax income (loss)	$4.5	$71.2	$3.8	$(13.1)	$(32.0)	$34.4

For the Three Months Ended September 30, 2013			HG Global/BAM
	OneBeacon	Sirius Group	HG Global	BAM	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$278.9	$221.4	$.1	$—	$—	$500.4
Net investment income	10.1	13.5	.2	1.1	2.4	27.3
Net investment income (loss) - surplus note interest	—	—	10.1	(10.1)	—	—
Net realized and unrealized investment gains (losses)	17.0	(24.7)	.5	2.4	33.0	28.2
Other revenue - foreign currency translation gains	—	16.8	—	—	—	16.8
Other revenue - Symetra warrants	—	—	—	—	—	—
Other revenue	5.5	—	—	.2	(4.3)	1.4

Total revenues	311.5	227.0	10.9	(6.4)	31.1	574.1
Expenses:
Loss and loss adjustment expenses	167.8	110.5	—	—	—	278.3
Insurance and reinsurance acquisition expenses	53.6	52.5	.1	.5	—	106.7
Other underwriting expenses	46.8	33.5	—	.1	—	80.4
General and administrative expenses	4.1	7.3	.3	8.1	21.5	41.3
Accretion of fair value adjustment to loss and lae reserves	—	.2	—	—	—	.2
Interest expense	3.3	6.6	—	—	2.0	11.9

Total expenses	275.6	210.6	.4	8.7	23.5	518.8

Pre-tax income (loss)	$35.9	$16.4	$10.5	$(15.1)	$7.6	$55.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2014			HG Global/BAM
	OneBeacon	Sirius Group	HG Global	BAM	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$872.8	$656.5	$.9	$.3	$5.1	$1,535.6
Net investment income	32.1	30.3	1.0	4.2	10.5	78.1
Net investment income (loss) - surplus note interest	—	—	11.8	(11.8)	—	—
Net realized and unrealized investment gains	24.8	135.6	1.1	5.4	31.6	198.5
Other revenue - foreign currency translation losses	—	(42.9)	—	—	—	(42.9)
Other revenue	3.3	(4.4)	—	.5	51.8	51.2

Total revenues	933.0	775.1	14.8	(1.4)	99.0	1,820.5
Expenses:
Loss and loss adjustment expenses	520.7	273.8	—	—	6.6	801.1
Insurance and reinsurance acquisition expenses	150.9	146.3	.2	1.4	.5	299.3
Other underwriting expenses	152.3	91.7	—	.3	—	244.3
General and administrative expenses	9.3	21.1	1.2	26.6	131.2	189.4
Accretion of fair value adjustment to loss and lae reserves	—	.5	—	—	—	.5
Interest expense	9.7	19.8	—	—	.9	30.4

Total expenses	842.9	553.2	1.4	28.3	139.2	1,565.0

Pre-tax income (loss)	$90.1	$221.9	$13.4	$(29.7)	$(40.2)	$255.5

For the Nine Months Ended September 30, 2013			HG Global/BAM
	OneBeacon	Sirius Group	HG Global	BAM	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$846.2	$646.9	$.2	$—	$—	$1,493.3
Net investment income	30.9	38.0	.7	3.3	11.6	84.5
Net investment income (loss) - surplus note interest	—	—	30.2	(30.2)	—	—
Net realized and unrealized investment gains (losses)	19.9	(4.9)	(1.7)	(8.1)	60.9	66.1
Other revenue - foreign currency translation gains	—	3.4	—	—	—	3.4
Other revenue - Symetra warrants	—	—	—	—	10.8	10.8
Other revenue	30.1	7.9	—	.3	(5.6)	32.7

Total revenues	927.1	691.3	29.4	(34.7)	77.7	1,690.8
Expenses:
Loss and loss adjustment expenses	473.7	323.5	—	—	—	797.2
Insurance and reinsurance acquisition expenses	160.9	119.0	.1	1.0	—	281.0
Other underwriting expenses	150.7	93.0	—	.3	—	244.0
General and administrative expenses	11.0	21.5	1.1	24.2	66.2	124.0
Accretion of fair value adjustment to loss and lae reserves	—	1.5	—	—	—	1.5
Interest expense	9.8	19.7	—	—	2.9	32.4

Total expenses	806.1	578.2	1.2	25.5	69.1	1,480.1

Pre-tax income (loss)	$121.0	$113.1	$28.2	$(60.2)	$8.6	$210.7

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(Dollars in millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OneBeacon	2014	2013	2014	2013
GAAP Ratios
Loss and LAE	61%	60%	60%	56%
Expense	34%	36%	34%	37%
Combined	95%	96%	94%	93%

Net written premiums	$345.6	$314.1	$952.6	$826.1
Earned premiums	$305.4	$278.9	$872.8	$846.2

	Three Months Ended September 30,		Nine Months Ended September 30,
Sirius Group	2014	2013	2014	2013
GAAP Ratios
Loss and LAE	45%	50%	42%	50%
Expense	34%	39%	36%	33%
Combined	79%	89%	78%	83%

Gross written premiums	$260.6	$236.4	$951.9	$947.0
Net written premiums	$217.9	$196.3	$738.4	$735.6
Earned premiums	$231.4	$221.4	$656.5	$646.9

	Three Months Ended September 30,		Nine Months Ended September 30,
BAM	2014	2013	2014	2013
Gross par value of primary market policies priced	$1,761.3	$1,086.2	$5,209.8	$3,215.1
Gross par value of secondary market policies priced	125.7	80.9	381.0	174.0
Total gross par value of market policies priced	$1,887.0	$1,167.1	$5,590.8	$3,389.1
Gross par value of primary and secondary market policies issued	$2,243.2	$1,015.6	$5,353.3	$3,116.1
Gross written premiums	$4.2	$2.9	$11.4	$8.2
Member surplus contributions collected	$3.9	$3.5	$11.6	$11.5

	As of September 30, 2014	As of December 31, 2013
Policyholders’ surplus	$454.2	$469.0
Contingency reserve	3.5	1.1
Qualified statutory capital	457.7	470.1
Net unearned premiums	5.3	3.0
Present value of future installment premiums	1.4	—
Collateral trusts	116.9	105.4
Claims paying resources	$581.3	$578.5

	Three Months Ended September 30,		Nine Months Ended September 30,
HG Global	2014	2013	2014	2013
Net written premiums	$3.1	$2.3	$8.7	$6.4
Earned premiums	$.4	$—	$.9	—

	As of September 30, 2014	As of December 31, 2013
Unearned premiums	$18.0	$10.3
Deferred acquisition costs	$4.0	$2.4